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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                              EMPLOYMENT AGREEMENT

        This Employment Agreement (hereinafter referred to as the "Agreement") is entered into this ______ day of June, 2004 (hereinafter referred to as the "Effective Date"), between SEDONA Corporation, a Pennsylvania corporation, with its principal place of business at 1003 West 9th Avenue, second floor, King of Prussia, PA 19406 (hereinafter referred to as the "Company"), and Timothy Rimlinger (hereinafter referred to as "Employee"). The Company and Employee are collectively referred to in this Agreement as the "Parties".

                                    RECITALS

        WHEREAS, the Company is engaged in developing, marketing, licensing and selling Customer Relationship Management (CRM) software and services; and

        WHEREAS, Employee has experience expertise, qualifications and skills of which the Company desires to avail itself and Employee desires to affiliate himself with the Company to perform such tasks as may be required by the Company; and

        WHEREAS, the Parties agrees to extend the employment of Employee as Vice President and Chief Technology Officer, and Employee accepts employment by the Company for the period and the terms and conditions hereinafter set forth.

        NOW, THEREFORE, for good and valuable consideration, and the payment of the compensation and the performance of the duties and responsibilities set forth herein, the Parties agree as follows:

1       EMPLOYMENT

        1.1 Employee shall be employed by the Company in the capacity of Vice President and Chief Technology Officer and shall have such authority and shall perform such key executive duties and responsibilities as

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                specified by the President and Chief Executive Officer of the Company with respect to the Company, its subsidiaries, affiliates or successors.

2.      TERM

        2.1 The term of this Agreement shall be two (2) years commencing on the Effective Date, and thereafter shall continue from year-to-year based on the approval of the Parties with said approval occurring at least six (6) months prior to the end of the original, or the then current renewal term.

3.      COMPENSATION

        3.1 The Company shall pay to Employee and Employee shall accept for his services as Vice President and Chief Technology Officer the following compensation:

                3.1.1 An annual salary of one hundred thirty thousand dollars ($130,000.00), payable on the normal and customary pay periods as set forth in the Company's employee handbook, dated of October 3, 2000, as amended (hereinafter referred to as the "Employee Handbook"). The Company reserves the right, in its sole discretion, to add, change or delete any of the policies or procedures contained in the Employee Handbook.

                3.1.2   An annual bonus as set forth in the attached Exhibit I

4       EXPENSES

        4.1 Employee is authorized to incur reasonable expenses, including, but not limited to travel, meals, client entertainment, car mileage and incidentals, in accordance with the guidelines of the Company's Corporate Business

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                Travel Policy, for promoting the business of the Company and in carrying out his duties hereunder.

        4.2 Company shall reimburse Employee for such reasonable expenses upon the presentation by Employee, not more frequently than weekly and not less frequently than monthly, of an itemized account of such expenditures. All requests for reimbursement shall be made on the Company's Expense Reimbursement Form, and must be accompanied by appropriate receipts for all expenses.

5       BENEFITS

        5.1 Employee shall be entitled to all benefits available to all of the Company's employees as set forth in the Company's Employee Handbook.

6       DUTIES AND RESPONSIBILITIES

        6.1 Employee shall devote his full time and efforts to perform the responsibilities and duties assigned to him by the Company's President and Chief Executive Officer. The Employees duties may be modified or changed from time to time, as mutually agreed upon by the Parties.

        6.2 Employee shall be entitled to have investments in other enterprises provided, however, that Employee shall not have any investments or financial interest in any business enterprise which conducts business activities competitive with any business activities conducted or planned by the Company now or at any time during the term of the Employee's employment hereunder (other than an investment of no more than 5% of any class of equity securities of a company, the securities of which are traded on a national securities exchange).

        6.3 In the event that Employee has an investment of more than 5% of any class of equity securities of a competitive business enterprise whose

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                securities are traded on a national securities exchange, Employee shall disclose that information to the Company's President and Chief Executive Officer.

        6.4 In fulfilling his responsibilities, Employee shall conduct himself consistent with the highest standards of professionalism and shall represent the Company and its products and services in accordance with existing written warranties, representations and instructions provided to Employee by the Company.

        6.5 Employee's authority to obligate the Company on any contract or agreement of any kind shall be limited to those contracts or agreements for which the Company's President and Chief Executive Officer has granted authorization. All Agreements signed by Employee shall comply with the Company's policies and procedures and be in the best interest of the company.

7       CONFIDENTIALITY AND NONDISCLOSURE

        7.1 Employee shall abide by the terms and conditions of the Company's Contract for Ownership and Use of Intellectual Property Including Confidential Information, signed by Employee on September 1, 2000.

8       TERMINATION

        8.1 The Company may terminate this Agreement for cause, defined as follows:

                8.1.1 Deliberate disclosure of Company Confidential Information as defined in the Contract for Ownership and Use of Intellectual Property including Confidential Information and the SEDONA Corporation Information Privacy and Security Policy, and the Company Policy Statement Protection of Material, Non Public

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                        and Other Confidential Information and Prevention of Insider Trading and Tipping; or

                8.1.2 Conviction of Employee of a felony involving moral turpitude, or of any other law which may reasonably be deemed to cause a detrimental effect upon the Company as a result of mutual association. If the Company separates the Employee for cause, the Company will have not further liability or obligation except to pay the Employee earned and unpaid compensation.

        8.2 The Company may separate the Employee (i) without cause, or (ii) should the Employee die or become disabled such that the Employee has been unable to perform any of his essential duties for ninety (90) days during any year of this Agreement or for any period of sixty (60) consecutive days. In the event of such separation, Employee shall receive (i) one (1) week salary per year of employment with the Company plus an additional eight (8) weeks salary, (ii) a pro-rata portion of any bonus earned by Employee and unpaid by Company to Employee, and (iii) all benefits as set forth in Section 5 in this Agreement for the same number of weeks as calculated in paragraph 8.2 (i).

        8.3 Upon renewal of this Agreement, in the event of separation as set forth in paragraph 8.2, Employee shall receive six (6) months salary, a pro-rata portion of any bonus earned by Employee and unpaid by Company to Employee and all benefits as set forth in Section 5 in this Agreement for six (6) months.

        8.4 In the event of a termination by either one of the Parties, the terminating party shall give thirty (30) days written notice of termination to the non-terminating party.

        8.5 In the event of a termination by either one of the Parties, and at the Company's sole discretion, Employee shall continue to render his

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                services to the Company during the thirty (30) days period after notice of termination is given.

        8.6 In the event of termination by either one of the Parties, the Company shall have the right to bar or otherwise restrict Employee's access to the Company's offices immediately upon termination, including the absolute right to remove Employee from the Company's premises at the time of termination, whether or not such termination occurs during business hours.

9       MISCELLANEOUS

        9.1 This Agreement shall be binding upon the Parties, their agents, representatives, affiliates, successors and assigns. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires the assets, business or stock the Company.

        9.2 This Agreement, including Exhibit I, represents the entire Agreement and understanding of the Parties. The provisions of this Agreement may not be waived, altered or amended except by agreement in writing signed by the Parties. No waiver of breach hereof shall constitute a waiver of any subsequent breach, and if any provision of this Agreement is determined by a court of competent jurisdiction to be invalid, the remaining provisions shall remain enforceable.

        9.3 All notices or other communications provided for in this writing shall be deemed to have been duly given if delivered personally, by certified mail return receipt requested, or by facsimile to the address or facsimile number of the receiving party set forth in Employee's employment file maintained by the Company (or such different address or facsimile number as either party shall have specified in writing to the other).

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

                Notices personally delivered or sent by facsimile shall be effective upon their receipt; notices sent by mail shall be effective five (5) days after mailing.

        9.4 In the event either party is required to initiate arbitration or legal action to enforce this Agreement, each party shall bear its own costs, including without limitation, all attorney and court costs and fees.

        9.5 Except as expressly provided in this Agreement, no remedy conferred by any of its provisions is intended to be exclusive of any other remedy now or hereafter provided by law, and the election of any one or more such available remedies by either of the parties shall not constitute a waiver of the right of such party to other available remedies.

        9.6 In the event the arbitration tribunal or a court of competent jurisdiction should decline to enforce any provision of this Agreement, or otherwise determines any provision hereof to be invalid or unenforceable, such provision shall be deemed to be modified or eliminated as required by the court's order, but all remaining provisions shall remain in full force and effect.

        9.7 This Agreement has been made in and its validity, performance and effect shall be determined in accordance with the laws of the Commonwealth of Pennsylvania.

        9.8 This Agreement shall be construed so that the singular includes the plural, and vice versa, the masculine includes the feminine and the neuter genders. There shall be no presumption that ambiguities shall be construed or interpreted against the drafter.

        9.9 The headings, subheadings, and other captions in this Agreement are for convenience and reference only and shall not be used in interpreting, construing, or enforcing any of the provisions of this Agreement.

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[LOGO OF SEDONA CORPORATION]         Employment Agreement         March 30, 2005

        IN WITNESS WHEREOF, the Parties acknowledge that they have read this Agreement, understand it, agree to be bound by its terms and conditions, and have caused this Agreement to be executed as of the day and year first above written.

FOR AND ON BEHALF OF SEDONA CORPORATION      BY:
                                                 -------------------------------
SEDONA CORPORATION

1003 WEST 9TH AVENUE, SECOND FLOOR           NAME:
KING OF PRUSSIA, PA  19406                         -----------------------------

                                             TITLE:
                                                   -----------------------------
                                             DATE:
                                                   -----------------------------
                                             BY:
                                                 -------------------------------
                                             NAME:
                                                   -----------------------------

                                             TITLE:
                                                    ----------------------------
                                             DATE:
                                                   -----------------------------

FOR AND ON BEHALF OF EMPLOYEE                BY:
                                                 -------------------------------
1038 REDTAIL ROAD
AUDUBON, PA 19403                            NAME:
                                                   -----------------------------
                                             TITLE:
                                                    ----------------------------
                                             DATE:
                                                   -----------------------------

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